                                                                    EXHIBIT 3.27

     STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 01:45 PM 03/11/1993
   733070032 - 2328728

                          CERTIFICATE OF INCORPORATION

                                       OF

                           WESTERN WHEEL GEORGIA, INC.

         1. The name of the corporation is:

                           WESTERN WHEEL GEORGIA, INC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of common stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

         5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

         6. The name and mailing address of the incorporator is:

                                          M. C. Kinnamon
                                          Corporation Trust Center
                                          1209 Orange Street
                                          Wilmington, Delaware 19801

         7. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs.

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         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 11th day of March, 1993.

                                               /s/ M. C. Kinnamon
                                               ------------------
                                               M. C. Kinnamon

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================================================================================

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 03:00 PM 07/20/1994
                                                         944134010 - 2328728

                            CERTIFICATE OF AMENDMENT

                                      TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                           WESTERN WHEEL GEORGIA, INC.

         WESTERN WHEEL GEORGIA, INC., a corporation organized and existing under the General Corporation Law, DOES HEREBY CERTIFY:

         FIRST: The original certificate of incorporation was filed on March 11, 1993, with the Secretary of State of the State of Delaware.

         SECOND: The amendment to the certificate of incorporation set forth herein was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

         THIRD: Article 1 of the certificate of incorporation is hereby amended to read in its entirety as follows:

                  1. The name of the corporation is:

                    HAYES WHEELS INTERNATIONAL-GEORGIA, INC.

         FOURTH: The certificate of incorporation is further amended to add thereto Article 8, to read as follows:

                  8. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

         IN WITNESS WHEREOF, WESTERN WHEEL GEORGIA, INC., has caused this certificate to be signed by R. Cucuz, its Chairman of the Board of Directors,
and attested by Barry J. Miller, its Assistant Secretary, this     day of july
1994.

                                       WESTERN WHEEL GEORGIA, INC.

                                       By: /s/ R. Cucuz
                                           ----------------------------------
                                           R. Cucuz
                                           Chairman of the Board of Directors

ATTEST:

/s/ Barry J. Miller
----------------------------
Barry J. Miller
Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                   HAYES WHEELS INTERNATIONAL - GEORGIA, INC.

         HAYES WHEELS INTERNATIONAL - GEORGIA, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: The Corporation's Certificate of Incorporation was filed on March 11, 1993, with the Secretary of State of the State of Delaware.

         SECOND: The amendment to the Certificate of Incorporation set forth herein was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: ARTICLE FIRST of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

                  FIRST:   The name of the Corporation is HAYES LEMMERZ
         INTERNATIONAL - GEORGIA, INC.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed in its name and on its behalf and attested on this 7th day of January, 1998 by duly authorized officers of the Corporation.

                                         HAYES WHEELS INTERNATIONAL -
                                         GEORGIA, INC.

                                         By: /s/ William D. Shovers
                                             --------------------------------
                                             Name:  William D. Shovers
                                             Title: Vice President - Finance

ATTEST:

By: /s/ Patrick B. Carey
    --------------------------
    Name:  Patrick B. Carey
    Title: Assistant Secretary

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 02/09/1998
                                                          981050616 - 2328728